Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 Registration Statement, Amendment 2 of our report dated July 6, 2010,  relating to the consolidated financial statements of Sanomedics International Holdings, Inc. as of, and for the 12 months ended, December 31, 2009.

/s/ Gruber & Company, LLC
Gruber & Company, LLC
Lake St. Louis Missouri
February 22, 2011